Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                             JURISDICTION OF
                                                             INCORPORATION OR
                                                               ORGANIZATION
                                                             ----------------
BankUnited Financial Corporation owns 100% of:                    Florida

------BankUnited, FSB which owns 100% of:                         Federal

         ------T&D Properties of South Florida, Inc.              Florida

         ------Bay Holdings, Inc.                                 Florida

         ------CRE Properties, Inc.                               Florida

------BU Ventures, Inc.                                           Florida

------BankUnited Mortgage Corporation                             Florida

------BUFC Financial Services, Incorporated                       Florida

------BankUnited Financial Services, Inc.                         Florida

------BankUnited Capital            (1)                           Delaware

------BankUnited Capital II         (1)                           Delaware

------BankUnited Capital III        (1)                           Delaware

(1) BankUnited Financial Corporation owns 100% of the common stock of BankUnited Capital, BankUnited Capital II and BankUnited Capital III. BankUnited Capital has also issued $70 million aggregate liquidation value of its 10 1/4% Trust Preferred Securities, Series B ($1,000 liquidation amount per trust preferred security); BankUnited Capital II has issued $46 million aggregate liquidation value of its 9.60% Cumulative Trust Preferred Securities ($25 liquidation amount per trust preferred security) and BankUnited Capital III has issued $102.5 million of its 9% Cumulative Trust Preferred Securities ($25 liquidation amount per trust preferred security). The trust preferred securities issued by BankUnited Capital, BankUnited Capital II and BankUnited Capital III are publicly held.